Exhibit 23.1

                       CONSENT OF WEINBERG & COMPANY, P.A
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
Global Health Trax, Inc.

We consent to the inclusion in the foregoing amended Registration Statement on Form SB-2 Amendment No. 4 of our report dated March 4, 2005 relating to the consolidated financial statements of Global Health Trax, Inc. and subsidiaries as of and for the years December 31, 2004 and 2003. We also consent to the reference to our firm under the caption "Experts."


                                                /s/ Weinberg & Company, P.A.
                                                Wienberg & Company, P.A.
                                                Certified Public Accountants

Boca Raton, FL
April 4, 2005